CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 612 to the Registration Statement (Form N-1A No 333-132380) of WisdomTree Trust, and to the incorporation by reference of our report, dated October 26, 2017, on WisdomTree Bloomberg U.S. Dollar Bullish Fund, WisdomTree Brazilian Real Strategy Fund, WisdomTree Chinese Yuan Strategy Fund, WisdomTree Emerging Currency Strategy Fund, WisdomTree Asia Local Debt Fund, WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond Fund (formerly, “WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund”), WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund (formerly, “WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund”), WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund (formerly, “WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund”), WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund, WisdomTree Bloomberg Floating Rate Treasury Fund, WisdomTree Emerging Markets Corporate Bond Fund, WisdomTree Emerging Markets Local Debt Fund, WisdomTree Interest Rate Hedged High Yield Bond Fund (formerly, “WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund”), WisdomTree Negative Duration High Yield Bond Fund (formerly, “WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund”), WisdomTree CBOE S&P 500 PutWrite Strategy Fund and WisdomTree Managed Futures Strategy Fund (the “Trust”) (sixteen of the portfolios included in WisdomTree Trust), included in the Annual Report for the fiscal periods ended August 31, 2017.

/s/ Ernst & Young, LLP
New York, NY
December 21, 2017